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Exhibit 5.9

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 AVENUE OF THE AMERICAS
NEW YORK, NY 10019-6064
UNITED STATES
PHONE: (212) 373-3000
FAX: (212) 757-3990

December 23, 2004.

To:	United States Securities and Exchange Commission
Re:	Harvest Operations Corp, Harvest Energy Trust and Subsidiaries ("Harvest") — Registration Statement on Form F-10.

Dear Sirs:

        We hereby consent to the references to us and the use of our name in the Registration Statement of Harvest on Form F-10 filed the date hereof (the "Registration Statement") and the prospectus dated December 23, 2004 of Harvest included in the Registration Statement.

        In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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  Exhibit 5.9